UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 16, 2020

BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock	$0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Bloomin’ Brands, Inc. (the “Company”) is party to a credit agreement, dated as of November 30, 2017, which governs its senior secured credit facility and consists of a $500 million Term Loan A and a $1 billion revolving credit facility (the “Revolving Credit Facility”), including letter of credit and swing line loan sub-facilities (the “Senior Secured Credit Facility”). The Senior Secured Credit Facility matures on November 30, 2022. As of December 29, 2019, approximately $599 million was outstanding and $381 million was available for borrowing under the Revolving Credit Facility net of $20 million in letters of credit. The material terms of the Senior Secured Credit Facilities are described in the Notes to Consolidated Financial Statements of the Form 10-K filed on February 26, 2020, incorporated by reference herein.

On March 16, 2020, the Company provided notice to the lenders to borrow substantially all of the remaining available amount under the Revolving Credit Facility so that a total of $995 million (including $20 million in letters of credit) is currently outstanding. The current weighted average interest rate for borrowings under the Revolving Credit Facility is 3.80%.

The Company increased its borrowings under the Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The proceeds from the incremental Revolving Credit Facility borrowings are currently being held on the balance sheet, resulting in total cash and cash equivalents of over $400 million as of March 18, 2020.

Item 7.01	Regulation RD Disclosure

On March 20, 2020, the Company issued a press release announcing that the Company is withdrawing its full-year 2020 guidance provided on February 18, 2020 and providing the proactive steps the Company is taking to mitigate the financial impact of COVID-19. A copy of that press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 of this report, and the exhibit attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 8.01	Other Events

On March 20, 2020, the Company announced that its Board of Directors has approved a suspension of the quarterly dividend commencing with the first quarter dividend that would have been paid in May 2020. The Company issued a press release announcing the change to the Company’s dividend policy. A copy of that press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Bloomin’ Brands, Inc. dated March 20, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date:	March 20, 2020	By:	/s/ Christopher Meyer
Christopher Meyer
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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